Exhibit 99.1

Contact:	For Release:
Brad Cohen	May 7, 2014
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Fourth Quarter Highlights:
  Delivered Revenue and Operating Income Performance within Guidance Range
  Increased StorNext/Lattus Revenue 9% Year-over-Year, Driven by Near-50% Growth in North America and Closing Record Fiscal Year for StorNext Revenue
  Generated $20 Million in Cash from Operations
  Ended Quarter with More than $100 Million in Cash, the Highest Level in 4 Years

SAN JOSE, Calif., May 7, 2014 – Quantum Corp. (NYSE:QTM) today reported results for the fiscal fourth quarter and full year 2014 ended March 31, 2014.

Fiscal Fourth Quarter 2014 Results
(All comparisons are relative to the fiscal fourth quarter 2013)
  Revenue was $128.0 million, within the January guidance range but down 9 percent, primarily due to lower tape automation and DXi® sales.
  Scale-out storage (StorNext® and Lattus™) revenue grew 9 percent, driven by a nearly 50 percent increase in North America sales.
  GAAP operating loss was $12.5 million, a slight improvement from a $12.9 million operating loss.

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  GAAP net loss was $14.4 million, or $0.06 per diluted share, compared to a net loss of $15.2 million, or $0.06 per diluted share.
  Non-GAAP operating loss was $159,000— reduced from an operating loss of $3.7 million.
  Non-GAAP net loss was $2.1 million, an improvement of 65 percent compared to a net loss of $6.0 million.
  Cash generated from operations was $20 million.
Fiscal Year 2014 Results
(All comparisons are relative to the fiscal year 2013)
  Revenue was $553.2 million, down 6 percent, due primarily to lower tape automation and DXi sales.
  Scale-out storage revenue reached a record level, growing 12 percent overall and approximately 50 percent in North America.
  GAAP net loss was $21.5 million, an improvement of approximately 60 percent from a net loss of $52.2 million.
  Non-GAAP net income was $13.7 million, up $27.2 million.
  Cash generated from operations was $35.5 million, compared to $7.7 million.
  Quantum ended the fiscal year with $101.9 million in total cash and cash equivalents, the highest level in four years.

“We’re very pleased with our progress over the past year – financially, operationally and strategically,” said Jon Gacek, president and CEO at Quantum. “We reduced our cost structure and achieved our goal of significantly improving bottom line results and increasing cash flow. We also took a number of actions that successfully drove greater operational and sales effectiveness, including aligning our engineering and product groups to better leverage cross-company strengths and refining our sales model to create greater focus in both key verticals and the broader storage market. Lastly, we enhanced our strategic position and value to customers, introducing a range of new offerings, including: our StorNext 5 platform and related appliances for high-performance, scale-out content storage and collaboration; DXi deduplication and vmPRO™ backup software products for virtual environments; and a Lattus object storage solution data center customers can deploy as a highly scalable, self-healing and self-protecting nearline disk tier – onsite or as the foundation for a private cloud.

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“In this new fiscal year, we will build on our progress through several strategic initiatives that leverage our technology, product and install base strengths and capitalize on the market trends in data protection and scale-out storage – with the goal of delivering profitable growth in our core business and increased shareholder value.”

Fiscal Year 2015 Outlook
For the fiscal first quarter, Quantum expects:
  Revenue of approximately $125 million to $130 million.
  GAAP gross margin of 43.3 to 44.3 percent and non-GAAP gross margin of 44 to 45 percent.
  GAAP operating expenses of approximately $59 million and non-GAAP operating expenses of approximately $54 million.
  Interest expense of $2.5 million and taxes of $500,000.
For the full fiscal year, Quantum expects:
  Revenue of approximately $540 million to $550 million.
  GAAP gross margin of 44.6 to 45.6 percent and non-GAAP gross margin of 45 to 46 percent.
  GAAP operating expenses of $227 million to $232 million and non-GAAP operating expenses of $215 million to $220 million.
  Interest expense of $10 million and taxes of $2 million.
Fiscal Fourth Quarter 2014 Business Highlights
  Quantum announced several new products based on its StorNext 5 platform. These include StorNext Pro Solutions which are specifically designed and optimized to meet today’s toughest workflow challenges, thereby enabling greater levels of efficiency for broadcasters and post-production facilities. The initial three Pro Solutions offerings provide high-performance storage for refreshing or enhancing older Apple Xsan environments, meeting new 4K workflow demands and supporting end-to-end content production and library management.

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  Extending its technology leadership in disk-based backup and deduplication, the company launched the DXi4700 appliance. It provides best-in-class scalability (5-135 TB of usable capacity), density and cost per terabyte under a “pay-as-you-grow” model, along with security, performance and value features that make it a particularly good fit in the data center, hosted environments and remote sites.
  Quantum continued to see increasing market traction in selling StorNext to its data center customers for video storage streamlining. The company turned several small tape library opportunities into $200,000 plus deals incorporating StorNext – including at one of the largest athletic shoe companies in the world, which needed a better storage solution for all its marketing videos.
  Capping off a year of numerous industry awards and accolades, Quantum had four products named as finalists in Storage magazine/SearchStorage.com's 2013 Product of the Year Awards, more than any other storage provider. The products – DXi6800 physical backup and deduplication systems, DXi V4000 virtual backup and deduplication appliances, Scalar i6000 HD tape libraries and Lattus Object Storage solutions – span a cross section of the company’s data protection and scale-out storage portfolios and were recognized for innovation and value.

Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, May 7, 2014, at 2:00 p.m. PDT, to discuss its fiscal fourth quarter and full year results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9835 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, May 7, 2014, at 2:00 p.m. PDT. Site for the webcast and related information: www.quantum.com/investors.

About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing, transforming and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain, DXi, StorNext, Lattus, vmPRO and Scalar are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, our statement that we will build on our progress through several strategic initiatives that leverage our technology, product and install base strengths and capitalize on the market trends in data protection and scale-out storage – with the goal of delivering profitable growth in our core business and increased shareholder value, and all of the statements under the Fiscal Year 2015 Outlook heading are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. These risks include operational difficulties, unforeseen technical limitations, unexpected changes in market conditions and unanticipated changes in customers’ needs or requirements, as well as the risks set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 7, 2014 and in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 7, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of amortization of intangibles, share-based compensation, restructuring charges and outsourcing transition costs for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying valuation methodologies and assumptions used.

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Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Note 1

During fiscal year 2014, Quantum identified errors related to the accounting for rent expense and certain allowances for estimated future price adjustments to customers which impacted prior reporting periods. In addition, the company had previously identified errors related to the accrual for sales commissions that also impacted prior reporting periods. While these errors were not material to any previously issued annual or quarterly consolidated financial statements, management concluded that correcting the errors in fiscal 2014 would be material to the year’s consolidated financial statements. Quantum will revise its prior period annual and quarterly consolidated financial statements to correct the errors when next presented in future SEC filings.

In this earnings release, the company has revised the March 31, 2013 Condensed Consolidated Balance Sheet and the Condensed Consolidated Statements of Operations and Cash Flows for the quarter and fiscal year ended March 31, 2013 to record reduced rent expense, additional accounts receivable allowance for future price adjustments and revised sales commission expense. The net impact of the revision was to (a) increase the previously reported net loss for the quarter ended March 31, 2013 by $600,000, (b) reduce the previously reported net loss for the fiscal year ended March 31, 2013 by $200,000 and (c) increase the previously reported accumulated deficit and stockholders’ deficit at March 31, 2013 by $800,000.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
		(Revised) Note 1		(Revised) Note 1
Revenue:
Product	$79,426	$92,615	$348,318	$398,910
Service	37,587	36,899	147,199	144,037
Royalty	10,955	10,411	57,648	44,492
Total revenue	127,968	139,925	553,165	587,439
Cost of revenue:
Product	55,909	62,633	237,076	267,274
Service	19,877	19,708	75,930	79,604
Restructuring charges	162	-	539	-
Total cost of revenue	75,948	82,341	313,545	346,878
Gross margin	52,020	57,584	239,620	240,561
Operating expenses:
Research and development	15,312	17,321	64,375	73,960
Sales and marketing	29,194	34,400	118,771	136,873
General and administrative	14,120	15,230	57,865	62,017
Restructuring charges	6,150	3,569	10,675	10,171
Total operating expenses	64,776	70,520	251,686	283,021
Gain on sale of assets	267	-	267	-
Loss from operations	(12,489)	(12,936)	(11,799)	(42,460)
Other income and expense	505	172	1,296	(216)
Interest expense	(2,435)	(2,446)	(9,754)	(8,342)
Loss before income taxes	(14,419)	(15,210)	(20,257)	(51,018)
Income tax provision	(15)	(56)	1,217	1,161
Net loss	$(14,404)	$(15,154)	$(21,474)	$(52,179)

Basic and diluted net loss per share:	$(0.06)	$(0.06)	$(0.09)	$(0.22)
Weighted average basic and diluted shares:	249,593	242,165	247,024	239,855

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$372	$368	$1,476	$3,775
Sales and marketing	1,857	1,856	7,426	9,524
	2,229	2,224	8,902	13,299
Share-based compensation:
Cost of revenue	403	550	1,963	2,389
Research and development	792	893	3,430	3,665
Sales and marketing	949	1,096	4,097	4,699
General and administrative	1,047	871	3,969	4,386
	3,191	3,410	13,459	15,139
Outsourcing Transition Costs:
Cost of revenue	598	-	1,550	-
	598	-	1,550	-

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2014	March 31, 2013*
		(Revised) Note 1
Assets
Current assets:
Cash and cash equivalents	$99,125	$68,976
Restricted cash	2,760	3,023
Accounts receivable	101,605	96,835
Manufacturing inventories	34,815	53,075
Service parts inventories	25,629	35,368
Other current assets	10,624	11,831
Total current assets	274,558	269,108

Long-term assets:
Property and equipment	17,574	21,456
Intangible assets	3,911	12,813
Goodwill	55,613	55,613
Other long-term assets	10,605	9,892
Total long-term assets	87,703	99,774

	$362,261	$368,882

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$42,255	$47,634
Accrued warranty	6,116	7,520
Deferred revenue, current	98,098	91,108
Accrued restructuring charges, current	4,345	3,021
Accrued compensation	25,036	30,964
Other accrued liabilities	15,168	14,569
Total current liabilities	191,018	194,816

Long-term liabilities:
Deferred revenue, long-term	40,054	38,393
Accrued restructuring charges, long-term	4,023	1,735
Convertible subordinated debt	203,735	205,000
Other long-term liabilities	10,831	11,301
Total long-term liabilities	258,643	256,429

Stockholders' deficit	(87,400)	(82,363)

	$362,261	$368,882

* Derived from the March 31, 2013 audited Consolidated Financial Statements.

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31, 2014	March 31, 2013
		(Revised) Note 1
Cash flows from operating activities:
Net loss	$(21,474)	$(52,179)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	10,713	12,413
Amortization	10,536	14,646
Service parts lower of cost or market adjustment	11,307	10,081
Deferred income taxes	36	(142)
Share-based compensation	13,459	15,139
Other non-cash gain	983	-
Changes in assets and liabilities:
Accounts receivable	(4,770)	11,880
Manufacturing inventories	13,352	(2,098)
Service parts inventories	2,675	3,735
Accounts payable	(5,418)	(8,630)
Accrued warranty	(1,404)	(66)
Deferred revenue	8,651	(370)
Accrued restructuring charges	3,619	3,009
Accrued compensation	(6,140)	(1,663)
Other assets and liabilities	(651)	1,980
Net cash provided by operating activities	35,474	7,735

Cash flows from investing activities:
Purchases of property and equipment	(5,957)	(10,099)
Decrease in restricted cash	426	1,113
Purchases of other investments	(1,118)	(2,169)
Return of principal from other investments	-	247
Net cash used in investing activities	(6,649)	(10,908)

Cash flows from financing activities:
Repayments of long-term debt	-	(49,495)
Borrowings of convertible subordinated debt, net	-	67,701
Repayments of convertible subordinated debt	(1,265)	-
Payment of taxes due upon vesting of restricted stock	(1,880)	(2,036)
Proceeds from issuance of common stock	4,430	4,805
Net cash provided by financing activities	1,285	20,975

Effect of exchange rate changes on cash and cash equivalents	39	(87)

Net increase in cash and cash equivalents	30,149	17,715
Cash and cash equivalents at beginning of period	68,976	51,261
Cash and cash equivalents at end of period	$99,125	$68,976

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2014
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$52,020	40.7%	$(12,489)	(9.8)%	$(14,404)	$(0.06)	$(0.06)
Non-GAAP Reconciling Items:
Amortization of intangibles	372		2,229		2,229
Share-based compensation	403		3,191		3,191
Restructuring charges	162		6,312		6,312
Outsourcing transition costs	598		598		598
Non-GAAP	$53,555	41.9%	$(159)	(0.1)%	$(2,074)	$(0.01)	$(0.01	) *

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(14,404)	$(2,074)

Weighted average shares:
Basic and diluted						249,593	249,593

	Twelve Months Ended March 31, 2014
	Gross Margin	Gross Margin Rate	Income (Loss) From Operations	Operating Margin	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$239,620	43.3%	$(11,799)	(2.1)%	$(21,474)	$(0.09)	$(0.09)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,476		8,902		8,902
Share-based compensation	1,963		13,459		13,459
Restructuring charges	539		11,214		11,214
Outsourcing transition costs	1,550		1,550		1,550
Non-GAAP	$245,148	44.3%	$23,326	4.2%	$13,651	$0.06	$0.05	*

Computation of basic and diluted net income (loss) per share:	GAAP	Non-GAAP
Net income (loss)	$(21,474)	$13,651
Interest on dilutive convertible notes	-	-
Income (loss) for purposes of computing income (loss) per diluted share	$(21,474)	$13,651

Weighted average shares:
Basic	247,024	247,024
Dilutive shares from stock plans	-	3,004
Dilutive shares from convertible notes	-	-
Diluted	247,024	250,028

* Non-GAAP per share net income (loss): Each fiscal period is calculated independently, thus the sum of each of the quarter's non-GAAP per share net income (loss) does not necessarily equal the year-to-date non-GAAP per share net income (loss). For example, certain convertible subordinated notes were dilutive in the first quarter of fiscal 2014 but were anti-dilutive for the year-to-date period.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2013
	(Revised)Note 1
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$57,584	41.2%	$(12,936)	(9.2)%	$(15,154)	$(0.06)	$(0.06)
Non-GAAP Reconciling Items:
Amortization of intangibles	368		2,224		2,224
Share-based compensation	550		3,410		3,410
Restructuring charges	-		3,569		3,569
Non-GAAP	$58,502	41.8%	$(3,733)	(2.7)%	$(5,951)	$(0.03)	$(0.03	) *

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(15,154)	$(5,951)

Weighted average shares:
Basic and diluted						242,165	242,165

	Twelve Months Ended March 31, 2013
	(Revised)Note 1
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$240,561	41.0%	$(42,460)	(7.2)%	$(52,179)	$(0.22)	$(0.22)
Non-GAAP Reconciling Items:
Amortization of intangibles	3,775		13,299		13,299
Share-based compensation	2,389		15,139		15,139
Restructuring charges	-		10,171		10,171
Non-GAAP	$246,725	42.0%	$(3,851)	(0.7)%	$(13,570)	$(0.06)	$(0.06	) *

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(52,179)	$(13,570)

Weighted average shares:
Basic and diluted						239,855	239,855

* Non-GAAP per share net income (loss): Each fiscal period is calculated independently, thus the sum of each of the quarter's non-GAAP per share net income (loss) does not necessarily equal the year-to-date non-GAAP per share net income (loss). For example, certain convertible subordinated notes were dilutive in the third quarter of fiscal 2013 but were anti-dilutive for the year-to-date period.

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST FIRST QUARTER AND FISCAL 2015
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

FORECAST FIRST QUARTER FISCAL 2015

	Percentage Range
Forecast first quarter gross margin rate on a GAAP basis	43.3%	-	44.3%
Forecast amortization of intangibles		0.3%
Forecast share-based compensation		0.4%
Forecast first quarter gross margin rate on a non-GAAP basis	44.0%	-	45.0%

	Dollars
Forecast first quarter operating expense on a GAAP basis*		$58.6
Forecast amortization of intangibles		1.9
Forecast share-based compensation		2.7
Forecast first quarter operating expense on a non-GAAP basis		$54.0

FORECAST FULL YEAR FISCAL 2015

	Percentage Range
Forecast fiscal 2015 gross margin rate on a GAAP basis	44.6%	-	45.6%
Forecast amortization of intangibles		0.2%
Forecast share-based compensation		0.2%
Forecast fiscal 2015 gross margin rate on a non-GAAP basis	45.0%	-	46.0%

	Dollar Range
Forecast fiscal 2015 operating expense on a GAAP basis*	$227.4	-	$232.4
Forecast amortization of intangibles		2.8
Forecast share-based compensation		9.6
Forecast fiscal 2015 operating expense on a non-GAAP basis	$215.0	-	$220.0

* Forecast first quarter and fiscal year 2015 GAAP operating expense does not reflect facility restructuring charges. These charges will be recognized when we vacate the various locations, which may occur in the first quarter of fiscal 2015 or a later period in fiscal 2015.

Estimates based on current (May 7, 2014) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 7, 2013. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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